Quaker Houghton Fourth Quarter and Full Year 2023 Results Investor Conference Call

Regulation G The attached charts include Company information that does not conform to generally accepted accounting principles (“GAAP”). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and helps investors to evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with the fourth quarter and full year earnings news release, dated February 29, 2024, which has been furnished to the Securities and Exchange Commission (“SEC”) on Form 8-K. Forward-Looking Statements This presentation contains “forward-looking statements” that fall under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act of 1933, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on assumptions, projections and expectations about future events that we believe are reasonable based on currently available information,, including statements regarding the potential effects of the conflicts in Ukraine and the Middle East; inflation and global supply chain constraints on the Company’s business, results of operations, and financial condition; our expectation that we will maintain sufficient liquidity and remain in compliance with the terms of the Company’s credit facility; expectations about future demand and raw material costs; and statements regarding the impact of increased raw material costs and pricing initiatives. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, which may differ materially from our actual results, including but not limited to the potential benefits of acquisitions and divestitures, the impacts on our business as a result of global supply chain constraints, and our current and future results and plans and statements that include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “outlook, “target”, “possible”, “potential”, “plan” or similar expressions. A major risk is that demand for the Company's products and services is largely derived from the demand for its customers' products, which subjects the Company to uncertainties related to downturns in a customer's business and unanticipated customer production slowdowns and shutdowns, including as is currently being experienced by many automotive industry companies as a result of supply chain disruptions. Other major risks and uncertainties include, but are not limited to inflationary pressures, including the potential for continued significant increases in raw material costs; supply chain disruptions; customer financial instability; rising interest rates and the possibility of economic recession; economic and political disruptions, including the impacts of the military conflicts between Russia and Ukraine and between Israel and Hamas; tariffs, trade restrictions, and the economic and other sanctions imposed by other nations on Russia and/or other government organizations; suspensions of activities in Russia by many multinational companies and the potential expansion of military activity; foreign currency fluctuations; significant changes in applicable tax rates and regulations; future terrorist attacks and other acts of violence; the impacts of consolidation in our industry, including loss or consolidation of a major customer; and the potential occurrence of cyber-security breaches, cyber-security attacks and other security incidents. Furthermore, the Company is subject to the same business cycles as those experienced by our customers in the steel, automobile, aircraft, industrial equipment, aluminum and durable goods industries. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, some of which are beyond our control. These risks, uncertainties, and possible inaccurate assumptions relevant to our business could cause our actual results to differ materially from expected and historical results. All forward-looking statements included in this press release, including expectations about business conditions during 2023 and future periods, are based upon information available to the Company as of the date of this press release, which may change. Therefore, we caution you not to place undue reliance on our forward-looking statements. For more information regarding these risks and uncertainties as well as certain additional risks that we face, refer to the Risk Factors section, which appears in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent reports filed from time to time with the Securities and Exchange Commission. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995. ©2024 Quaker Houghton. All Rights Reserved 2 Forward-Looking Statements

The information included in this presentation includes non-GAAP (unaudited) financial information that includes EBITDA, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP earnings per diluted share. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they enhance a reader’s understanding of the financial performance of the Company, are indicative of future operating performance of the Company, and facilitate a comparison among fiscal periods, as the non-GAAP financial measures exclude items that are not indicative of future operating performance or not considered core to the Company’s operations. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP. In addition, our definitions of EBITDA, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP earnings per share as discussed and reconciled below to the more comparable GAAP measures, may not be comparable to similarly named measures reported by other companies. The Company presents EBITDA which is calculated as net income attributable to the Company before depreciation and amortization, interest expense, net, and taxes on income before equity in net income of associated companies. The Company also presents adjusted EBITDA which is calculated as EBITDA plus or minus certain items that are not indicative of future operating performance or not considered core to the Company’s operations. In addition, the Company presents non-GAAP operating income which is calculated as operating income (loss) plus or minus certain items that are not indicative of future operating performance or not considered core to the Company’s operations. Adjusted EBITDA margin and non-GAAP operating margin are calculated as the percentage of adjusted EBITDA and non-GAAP operating income to consolidated net sales, respectively. The Company believes these non-GAAP measures provide transparent and useful information and are widely used by investors, analysts, and competitors in our industry as well as by management in assessing the operating performance of the Company on a consistent basis. Additionally, the Company presents non-GAAP net income and non-GAAP earnings per diluted share as additional performance measures. Non-GAAP net income is calculated as adjusted EBITDA, defined above, less depreciation and amortization, interest expense, net, and taxes on income (loss) before equity in net income of associated companies, in each case adjusted, as applicable, for any depreciation, amortization, interest or tax impacts resulting from the non-core items identified in the reconciliation of net income attributable to the Company to adjusted EBITDA. Non-GAAP earnings per diluted share is calculated as non-GAAP net income per diluted share as accounted for under the “two-class share method.” The Company believes that non-GAAP net income and non-GAAP earnings per diluted share provide transparent and useful information and are widely used by investors, analysts, and competitors in our industry as well as by management in assessing the operating performance of the Company on a consistent basis. In addition, the Company has provided certain unaudited pro forma financial information in this presentation. The unaudited pro forma financial information is based on the historical consolidated financial statements and results of both Quaker and Houghton and has been prepared to illustrate the effects of the Combination. The unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of Quaker Houghton’s past results of operations, nor is it indicative of the future operating results of Quaker Houghton and should not be considered a substitute for the financial information presented in accordance with GAAP. The Company has not provided pro forma financial information as it relates to the acquired operating divisions of Norman Hay plc or for any of its other acquisitions based on materiality. Pro forma results for the year ended December 31, 2019 include five months of Houghton’s operations post-closing of the Combination, while Houghton reflects seven months of results for the period from January 1, 2019 through July 31, 2019. Pro forma results for the years ended December 31, 2018, 2017 and 2016, respectively, include Quaker’s historical results, while Houghton reflects its stand-alone results. As it relates to 2024 projected adjusted EBITDA growth for the Company, the Company has not provided guidance for comparable GAAP measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measures without unreasonable effort. These items include, but are not limited to, certain non-recurring or non-core items the Company may record that could materially impact net income. These items are uncertain, depend on various factors, and could have a material impact on the U.S. GAAP reported results for the guidance period. The Company’s reference to trailing twelve months adjusted EBITDA within this presentation refers to the twelve-month period ended December 31, 2023 adjusted EBITDA of $320.4 million, as presented with our non-GAAP reconciliations. The following charts should be read in conjunction with the Company’s fourth quarter earnings news release dated February 29, 2024, which has been furnished to the Securities and Exchange Commission on Form 8-K and the Company’s Annual Report for the year ended December 31, 2023. These documents may contain additional explanatory language and information regarding certain of the items included in the following reconciliations. ©2024 Quaker Houghton. All Rights Reserved 3 Non-GAAP and Pro Forma Measures

Andrew E. Tometich Chief Executive Officer, President Shane W. Hostetter Executive Vice President, Chief Financial Officer Robert T. Traub Senior Vice President, General Counsel & Corporate Secretary Jeffrey M. Schnell Vice President, Investor Relations ©2024 Quaker Houghton. All Rights Reserved 4 Speakers

©2024 Quaker Houghton. All Rights Reserved 5 Q4’23 Highlights Note; See appendix for a reconciliation of adjusted EBITDA and non-GAAP EPS. Operating cash flow is cash from operating activities 1 This is a non-GAAP measure, refer to the reconciliations of our non-GAAP measures to their most comparable GAAP measures provided within this presentation and in our SEC filings 2 Total gross debt, net of cash and cash equivalents divided by trailing twelve months adjusted EBITDA Delivered net sales of $467M and adjusted EBITDA1 of $77M, a 13% increase Y/Y Non-GAAP EPS1 of $1.78 increased 28% Y/Y driven by improved earnings Generated ~$80M operating cash flow in 4Q’24; and a record $279M of operating cash flow in 2023 Strengthened our balance sheet - leverage improved to 1.8x net debt / adjusted EBITDA1,2 Board approved new share repurchase authorization of up to $150M of common stock

©2024 Quaker Houghton. All Rights Reserved 6 Financial Snapshot (Unaudited; Dollars in millions, unless otherwise noted) (1) Certain amounts may not calculate due to rounding “NM” - Not Meaningful - variance equal to or greater than 100% Q4 2023 Q4 2022 Variance(1) Q3 2023 Variance(1) YTD 2023 YTD 2022 Variance(1) GAAP Net sales $ 467.1 $ 484.8 $ (17.7) (3.6%) $ 490.6 $ (23.5) (4.8%) $ 1,953.3 $ 1,943.6 $ 9.7 0.5% Gross profit 171.2 156.3 14.9 9.5% 183.3 (12.1) (6.6%) 705.6 612.7 92.9 15.2% Gross margin (%) 36.6% 32.2% 4.4% 13.7% 37.4% (0.7%) (1.9%) 36.1% 31.5% 4.6% 14.6% Operating income 48.3 (53.6) 101.9 NM 59.5 (11.2) (18.9%) 214.5 52.3 162.2 NM Net income 20.3 (76.0) 96.3 NM 33.7 (13.4) (39.7%) 112.9 (15.9) 128.8 NM Earnings per diluted share 1.12 (4.24) 5.36 NM 1.87 (0.75) (40.0%) 6.26 (0.89) 7.15 NM Non-GAAP Non-GAAP operating income $ 50.9 $ 49.0 $ 1.9 3.8% $ 61.8 $ (10.9) (17.7%) $ 227.8 $ 177.9 $ 49.9 28.0% Non-GAAP operating margin (%) 10.9% 10.1% 0.8% 7.8% 12.6% (1.7%) (13.6%) 11.7% 9.2% 2.5% 27.4% Adjusted EBITDA 77.0 67.9 9.1 13.3% 84.4 (7.4) (8.8%) 320.4 257.2 63.2 24.6% Adjusted EBITDA margin (%) 16.5% 14.0% 2.5% 17.6% 17.2% (0.7%) (4.2%) 16.4% 13.2% 3.2% 24.0% Non-GAAP earnings per diluted share 1.78 1.39 0.39 28.2% 2.05 (0.27) (13.0%) 7.65 5.87 1.78 30.4%

Sales volumes in Q4’23 declined 1% compared to Q4’22 primarily due to softer end market conditions Total Company Volume Trend1 (kilograms, in thousands) 7 ©2024 Quaker Houghton. All Rights Reserved Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 — 25,000 50,000 75,000 100,000 125,000 150,000 T The total company volume trend excludes volumes in the prior periods that are related to the tolling agreement for products previously divested related to the Combination as well as volumes related to business impacted due to the War in Ukraine

©2024 Quaker Houghton. All Rights Reserved 8 Adjusted EBITDA1,2 (dollars in millions) Generated $77M of adjusted EBITDA in Q4’23, a +13% increase Y/Y, primarily due to our margin improvement initiatives 1 Periods presented prior to the Combination, on August 1, 2019, are pro forma results 2 This is a non-GAAP measure, refer to the reconciliations of our non-GAAP measures to their most comparable GAAP measures provided within this presentation and in our SEC filings $215 $221 $236 $234 $222 $274 $257 $320 2016 2017 2018 2019 2020 2021 2022 2023 $68 $77 Q4 2022 Q4 2023

• Total debt of $755.6 million • Cash and cash equivalents of $194.5 million • Net debt of $561.1 million • Leverage of 1.8x as of December 31, 20231 ◦ Repaid $204.2 million of debt YTD • Operating well within bank covenants ◦ Bank leverage of 1.7x as of December 31, 20232 ◦ Maximum permitted leverage of 4.0x2 • Strong balance sheet and ample liquidity ◦ No significant maturities until June 2027 ◦ Q4’23 cost of debt on credit facility was ~6.2% Leverage and Liquidity Update 9 ©2024 Quaker Houghton. All Rights Reserved 1 Leverage ratio defined as net debt divided by trailing twelve month adjusted EBITDA 2 Defined as net debt divided by trailing twelve month adjusted EBITDA, as calculated under the terms of the credit agreement $741 $717 $750 $759 $759 $736 $765 $787 $815 $774 $753 $696 $628 $561 Sep-20 3.7x Dec-20 3.4x Mar-21 3.2x Jun-21 3.1x Sep-21 2.7x Dec-21 2.7x Mar-22 3.0x Jun-22 3.2x Sep-22 3.3x Dec-22 3.0x Mar-23 2.7x Jun-23 2.3x Sep-23 2.0x Dec-23 1.8x Net Debt and Leverage Ratio1 (Dollars in Millions)

Appendix Actual and Non-GAAP Results

©2024 Quaker Houghton. All Rights Reserved 11 Non-GAAP Operating Reconciliation (Unaudited; Dollars in thousands, unless otherwise noted) Three Months Ended December 31, Twelve Months Ended December 31, Non-GAAP Operating Income and Margin Reconciliations: 2023 2022 2023 2022 Operating income (loss) $ 48,253 $ (53,611) $ 214,495 $ 52,304 Combination, integration and other acquisition-related expenses — 821 — 8,812 Restructuring and related charges, net 1,554 3,733 7,588 3,163 Strategic planning expenses 945 3,701 4,704 14,446 Russia-Ukraine conflict related expenses — 304 — 2,487 Impairment charges — 93,000 — 93,000 Other charges 132 1,036 987 3,679 Non-GAAP operating income $ 50,884 $ 48,984 $ 227,774 $ 177,891 Non-GAAP operating margin (%) 10.9% 10.1% 11.7% 9.2%

Adjusted EBITDA & Non-GAAP Net Income Reconciliation

(Unaudited; Dollars in thousands, unless otherwise noted)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Non-GAAP Net Income Reconciliations:	**2023**	**2022**	**2023**	**2022**
Net income (loss) attributable to Quaker Chemical Corporation	$ 20,198	$ (75,957)	$ 112,748	$ (15,931)
Depreciation and amortization	20,809	20,023	83,020	81,514
Interest expense, net	11,955	12,351	50,699	32,579
Taxes on income before equity in net income of associated companies	18,629	10,500	55,585	24,925
EBITDA	71,591	(33,083)	302,052	123,087
Equity (income) loss in a captive insurance company	(1,342)	(772)	(2,090)	1,427
Combination, integration and other acquisition-related expenses (credits)	—	602	(475)	10,990
Restructuring and related charges, net	1,554	3,733	7,588	3,163
Strategic planning expenses	945	3,701	4,704	14,446
Facility remediation recoveries, net	(1,127)	(700)	(2,141)	(1,804)
Impairment charges	—	93,000	—	93,000
Currency conversion impacts of hyper-inflationary economies	4,980	401	7,849	1,617
Russia-Ukraine conflict related expenses	—	304	—	2,487
Loss on extinguishment of debt	—	—	—	6,763
Other charges	363	737	2,892	1,974
Adjusted EBITDA	$ 76,964	$ 67,923	$ 320,379	$ 257,150
Adjusted EBITDA margin (%)	16.5 %	14.0 %	16.4 %	13.2 %
Adjusted EBITDA	$ 76,964	$ 67,923	$ 320,379	$ 257,150
Less: Depreciation and amortization - adjusted	20,809	20,023	83,020	81,514
Less: Interest expense, net	11,955	12,351	50,699	32,579
Less: Taxes on income before equity in net income of associated companies - adjusted	12,251	10,548	49,017	37,737
Non-GAAP net income	$ 31,949	$ 25,001	$ 137,643	$ 105,320

Quaker Houghton. Forward Together

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©2024 Quaker Houghton. All Rights Reserved

©2024 Quaker Houghton. All Rights Reserved 13 Non-GAAP EPS Reconciliation Three Months Ended December 31, Twelve Months Ended December 31, Non-GAAP Earnings per Diluted Share Reconciliations: 2023 2022 2023 2022 GAAP earnings (loss) per diluted share attributable to Quaker Chemical Corporation common shareholders $ 1.12 $ (4.24) $ 6.26 $ (0.89) Equity (income) loss in a captive insurance company per diluted share (0.08) (0.04) (0.12) 0.08 Combination, integration and other acquisition-related expenses (credits) per diluted share — 0.02 (0.03) 0.49 Restructuring and related charges, net per diluted share 0.07 0.15 0.32 0.13 Strategic planning expenses per diluted share 0.04 0.17 0.21 0.63 Facility remediation recoveries, net per diluted share (0.04) (0.03) (0.09) (0.08) Impairment charges per diluted share — 5.19 — 5.19 Currency conversion impacts of hyper-inflationary economies per diluted share 0.28 0.02 0.44 0.09 Russia-Ukraine conflict related expenses per diluted share — 0.01 — 0.12 Loss on extinguishment of debt per diluted share — — — 0.29 Other charges per diluted share 0.01 0.03 0.12 0.08 Impact of certain discrete tax items per diluted share 0.38 0.11 0.54 (0.26) Non-GAAP earnings per diluted share $ 1.78 $ 1.39 $ 7.65 $ 5.87

©2024 Quaker Houghton. All Rights Reserved 14 Segment Performance (Unaudited; Dollars in thousands, except per share amounts) Three Months Ended December 31, Twelve Months Ended December 31, 2023 2022 2023 2022 Net sales Americas $ 226,564 $ 243,937 $ 977,095 $ 946,516 EMEA 135,745 135,769 571,347 562,508 Asia/Pacific 104,800 105,102 404,871 434,561 Total net sales $ 467,109 $ 484,808 $ 1,953,313 $ 1,943,585 Segment operating earnings Americas $ 61,756 $ 59,552 $ 266,036 $ 223,629 EMEA 23,735 17,562 104,811 76,364 Asia/Pacific 31,854 29,696 118,458 105,842 Total segment operating earnings 117,345 106,810 489,305 405,835 Combination, integration and other acquisition-related expenses — (787) — (8,779) Restructuring and related charges, net (1,554) (3,767) (7,588) (3,163) Impairment charges — (93,000) — (93,000) Non-operating and administrative expenses (52,397) (47,936) (206,398) (187,841) Depreciation of corporate assets and amortization (15,141) (14,931) (60,824) (60,748) Operating income (loss) 48,253 (53,611) 214,495 52,304 Other (expense) income, net (2,114) (2,087) (10,672) (12,607) Interest expense, net (11,955) (12,351) (50,699) (32,579) Income before taxes and equity in net income of associated companies $ 34,184 $ (68,049) $ 153,124 $ 7,118

Historical Segment Net Sales[1]

(Unaudited; Dollars in millions)

Net Sales

	Quarterly															
Segment	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23
Americas	$ 172.6	$ 115.2	$ 159.3	$ 159.9	$ 180.8	$ 186.6	$ 197.4	$ 197.4	$ 212.1	$ 235.8	$ 254.7	$ 243.9	$ 251.4	$ 253.2	$ 245.9	$ 226.6
EMEA	123.2	93.9	112.7	126.1	141.1	146.0	142.3	134.7	146.8	145.5	134.4	135.8	152.4	143.5	139.6	135.7
Asia/Pacific	82.7	77.0	95.2	99.8	107.9	102.7	109.3	115.0	115.3	111.0	103.2	105.1	96.3	98.7	105.1	104.8
Total	$ 378.6	$ 286.0	$ 367.2	$ 385.9	$ 429.8	$ 435.3	$ 449.1	$ 447.0	$ 474.2	$ 492.4	$ 492.2	$ 484.8	$ 500.1	$ 495.4	$ 490.6	$ 467.1

	Annual			
Segment	FY'20	FY'21	FY'22	FY'23
Americas	$ 607.0	$ 762.2	$ 946.5	$ 977.1
EMEA	455.9	564.1	562.5	571.3
Asia/Pacific	354.7	434.8	434.6	404.9
Total	$ 1,417.7	$ 1,761.2	$ 1,943.6	$ 1,953.3

[1] *During Q1'23, the Company reorganized its executive management team to align with its new business structure, which includes three reportable segments: (i) Americas; (ii) EMEA; and (iii) Asia/Pacific. Prior period information shown above has been recast to align with the Company's business structure as of January 1, 2023. The Company's reconciliation of total segment operating earnings to Income before taxes and equity in net income of associated companies was not materially impacted by this change. Certain amounts may not calculate due to rounding.*

Quaker Houghton. Forward Together

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©2024 Quaker Houghton. All Rights Reserved

Historical Segment Operating Earnings[1]

(Unaudited; Dollars in millions)

Segment Operating Earnings

Segment	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23
	Quarterly															
Americas	$ 41.3	$ 19.7	$ 43.8	$ 37.1	$ 44.7	$ 47.7	$ 43.4	$ 40.5	$ 45.0	$ 52.1	$ 66.8	$ 59.5	$ 66.1	$ 69.0	$ 69.1	$ 61.8
EMEA	24.3	15.4	22.9	29.8	32.7	30.6	25.8	22.0	23.2	20.1	15.5	17.6	27.6	25.6	27.9	23.7
Asia/Pacific	22.3	21.3	30.6	26.0	31.1	26.3	26.3	25.6	24.5	24.9	26.7	29.7	27.7	28.0	31.0	31.9
Total	$ 87.9	$ 56.4	$ 97.3	$ 93.0	$ 108.4	$ 104.6	$ 95.4	$ 88.1	$ 92.8	$ 97.1	$ 109.0	$ 106.8	$ 121.3	$ 122.6	$ 128.0	$ 117.3

Segment	FY'20	FY'21	FY'22	FY'23
	Annual			
Americas	$ 141.9	$ 176.3	$ 223.4	$ 266.0
EMEA	92.5	111.0	76.4	$ 104.8
Asia/Pacific	100.2	109.2	105.8	$ 118.5
Total	$ 334.6	$ 396.5	$ 405.6	$ 489.3

[1] *During Q1'23, the Company reorganized its executive management team to align with its new business structure, which includes three reportable segments: (i) Americas; (ii) EMEA; and (iii) Asia/Pacific. Prior period information shown above has been recast to align with the Company's business structure as of January 1, 2023. The Company's reconciliation of total segment operating earnings to Income before taxes and equity in net income of associated companies was not materially impacted by this change. Certain amounts may not calculate due to rounding.*

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©2024 Quaker Houghton. All Rights Reserved

Appendix Pro Forma Results

©2024 Quaker Houghton. All Rights Reserved 18 Full Year 2019 Pro Forma Reconciliation (dollars in millions) 2019 Quaker Houghton Divestitures Other (a) Pro Forma* Net Sales $ 1,134 $ 475 $ (34) $ (13) $ 1,562 Net Income (Loss) Attributable to Quaker Houghton $ 32 $ (3) $ (6) $ 10 $ 33 Depreciation and Amortization 45 31 — 3 77 Interest Expense, Net 17 33 (15) 35 Taxes on Income (b) 2 (1) (2) 3 2 EBITDA* 96 60 (8) 1 148 Combination, integration and other acquisition related expenses 35 44 — — 80 Gain on the sale of divseted assets — (35) — — (35) Fair value step up of inventory sold 12 — — — 12 Restructuring and related charges 27 — — — 27 Other addbacks (c) 3 — — — 3 Adjusted EBITDA* $ 173 $ 68 $ (8) $ 1 $ 234 Adjusted EBITDA Margin* (%) 15% 14% 24% (4) % 15% * Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton (a) Other includes: (i) additional depreciation and amortization expense based on initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite- lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company. (b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%. (c) Other addbacks include currency conversion impacts of hyper-inflationary economies, a gain on the liquidation of an inactive legal entity and charges related to non-recurring non- income tax and VAT charges.

19 ©2024 Quaker Houghton. All Rights Reserved Full Year 2018 Pro Forma Reconciliation (dollars in millions) 2018 Quaker Houghton Divestitures Other (a) Pro Forma* Net Sales $ 868 $ 861 $ (53) $ (22) $ 1,655 Net Income (Loss) Attributable to Quaker Houghton 59 — (9) 17 66 Depreciation and Amortization 20 54 — 5 79 Interest Expense, Net 4 56 — (25) 35 Taxes on Income (b) 25 3 (3) 5 30 EBITDA* 108 113 (12) 1 210 Combination, integration and other acquisition related expenses 16 7 — — 23 Other addbacks (c) 1 2 — — 3 Adjusted EBITDA* $ 126 $ 121 $ (12) $ 1 $ 236 Adjusted EBITDA Margin* (%) 14% 14% 23% (4) % 14% * Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton (a) Other includes: (i) additional depreciation and amortization expense based on initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite- lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company. (b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%. (c) Other addbacks include currency conversion impacts of hyper-inflationary economies, a gain on the liquidation of an inactive legal entity and charges related to non-recurring non- income tax and VAT charges.

Full Year 2017 Pro Forma Reconciliation

(dollars in millions)

	2017				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net Income (Loss) Attributable to Quaker Houghton	$ 20	$ (47)	$ (9)	$ 9	$ (26)
Depreciation and Amortization	20	55	—	5	80
Interest Expense, Net	1	51	—	(16)	36
Taxes on Income (b)	42	42	(2)	2	84
EBITDA*	83	102	(11)	—	175
Equity income in a captive insurance company	(3)	—	—	—	(3)
Combination, integration and other acquisition related expenses	30	10	—	—	40
Pension and Postretirement benefit costs, non-service components	4	(1)	—	—	4
Cost reduction activities	—	2	—	—	2
Loss on disposal of helf-for-sale asset	—	—	—	—	—
Insurance insolvency recovery	(1)	—	—	—	(1)
Affiliate management fees	—	2	—	—	2
Non-income tax settlement expense	—	1	—	—	1
Other addbacks (c)	—	—	—	—	—
Adjusted EBITDA*	$ 115	$ 116	$ (11)	$ —	$ 221
Adjusted EBITDA Margin* (%)	14 %	15 %	20 %	— %	14 %

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks include charges related to inventory fair value step up adjustments in the Wallover acquisition, currency conversion impacts of hyper-inflationary economies and other non-recurring charges.

Quaker Houghton
Forward Together

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©2024 Quaker Houghton. All Rights Reserved

Full Year 2016 Pro Forma Reconciliation

(dollars in millions)

	2016				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net Income (Loss) Attributable to Quaker Houghton	$ 61	$ (37)	$ (8)	$ 7	$ 23
Depreciation and Amortization	20	55	—	5	80
Interest Expense, Net	1	51	—	(14)	37
Taxes on Income (b)	23	(5)	(2)	2	18
EBITDA*	105	64	(10)	—	158
Equity income in a captive insurance company	(2)	—	—	—	(2)
Combination, integration and other acquisition related expenses	2	3	—	—	5
Pension and Postretirement benefit costs, non-service components	2	(1)	—	—	1
Cost reduction activities	—	4	—	—	4
Impairment of goodwill and intangible assets	—	41	—	—	41
Full-year impact of Wallover acquisition	—	3	—	—	3
Affiliate management fees	—	2	—	—	2
Non-income tax settlement expense	—	2	—	—	2
Other addbacks (c)	—	1	—	—	1
Adjusted EBITDA*	$ 107	$ 119	$ (10)	$ —	$ 215
Adjusted EBITDA Margin* (%)	14 %	16 %	22 %	— %	15 %

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks include charges related to a legal settlement, inventory fair value step up adjustments in the Wallover acquisition, offset by a gain on the sale of an asset, currency conversion impacts of hyper-inflationary economies and a restructuring credit.

Quaker Houghton
Forward Together

21

©2024 Quaker Houghton. All Rights Reserved